UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

SOUTHERN FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	58-2459561
(State or other jurisdiction	(I.R.S. Employer Identification
of incorporation or organization)	Number)

100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29606
(800) 679-9000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

2010 Southern First Bancshares, Inc. Stock Incentive Plan
(Full title of the plan)

R. Arthur Seaver, Jr.
Chief Executive Officer
Southern First Bancshares, Inc.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29606
(800) 679-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Neil E. Grayson
Benjamin A. Barnhill
Nelson Mullins Riley & Scarborough LLP
104 South Main Street, Suite 900
Greenville, South Carolina 29601
(864) 250-2235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	Registered (1)	per share(2)	price	registration fee(2)
Common Stock, par value $0.01	25,000	$17.785	$144,625	$16.81
per share

(1)	This Registration Statement covers 25,000 additional shares of common stock, par value $0.01 per share, of Southern First Bancshares, Inc. (the “Registrant”) available for issuance pursuant to awards under the Southern First Bancshares, Inc., 2010 Stock Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on June 26, 2015.

EXPLANATORY NOTE

Registration of Additional Shares of Common Stock Under the Plan. On August 12, 2010, Southern First Bancshares, Inc., a South Carolina corporation (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-168779) (the “Registration Statement”) to register up to 335,000 shares of common stock, par value $0.01 per share, to be issued under the Registrant’s 2010 Stock Incentive Plan, as amended (the “Plan”). On December 17, 2014, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement to increase the number of shares of common stock to be issued under the Plan by 200,000 shares. This Post-Effective Amendment No. 2 to the Registration Statement is filed by the Registrant for the purpose of increasing the number of shares of common stock to be issued under the Plan by 25,000 shares, pursuant to an amendment to such Plan authorized by the Registrant’s Board of Directors on March 17, 2015 and approved by the Registrant’s shareholders on May 19, 2015.

Incorporation by Reference. This Post-Effective Amendment No. 2 to the Registration Statement is filed by the Registrant pursuant to General Instruction E to Form S-8. The contents of the Registration Statement, as amended, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 8, 2010, as amended on December 17, 2014 (File No. 333-168779), are incorporated herein by reference. In addition, the following new documents filed with the SEC by the Registrant are incorporated herein by reference, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 3, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 1, 2015;

(c)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2015; and

(d)	The description of the Registrant’s common stock contained in our Registration Statement on Form S-3 filed with the SEC on February 19, 2014 (File No. 333-194020), and any amendment or report filed with the SEC for the purposes of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of June 16, 2015.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/R. Arthur Seaver, Jr.
Name: R. Arthur Seaver, Jr.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates indicated.

Signature	Title

/s/ R. Arthur Seaver, Jr.		Chief Executive Officer and Director
R. Arthur Seaver, Jr.		(Principal Executive Officer)
Date: June 16, 2015

/s/ Michael D. Dowling		Chief Financial Officer
Michael D. Dowling		(Principal Financial Officer and Principal
Date: June 16, 2015		Accounting Officer)

*		Chairman of the Board of Directors
James B. Orders, III
Date: June 16, 2015

*		Director
Andrew B. Cajka, Jr.
Date: June 16, 2015

*		Director
Mark A. Cothran
Date: June 16, 2015

*		Director
Leighton M. Cubbage
Date: June 16, 2015

*		Director
David G. Ellison
Date: June 16, 2015

*	Director
Anne S. Ellefson
Date: June 16, 2015

*	Director
Fred Gilmer, Jr.
Date: June 16, 2015

*	Director
Tecumseh Hooper, Jr.
Date: June 16, 2015

*	Director
Rudolph G. Johnstone, III, M.D.
Date: June 16, 2015

*	Director
William B. Sturgis
Date: June 16, 2015

*/s/ R. Arthur Seaver, Jr.
R. Arthur Seaver, Jr.
Attorney-in-Fact
Date: June 16, 2015

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed on July 27, 1999, File No. 333-83851).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 3, 2009).

4.3	Amended and Restated Bylaws dated March 18, 2008 (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-K filed on March 24, 2008).

4.4	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.4 of the Company’s Form S-8 filed on August 8, 2010).

4.5	Southern First Bancshares, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed April 6, 2010).

4.6	Amendment to Southern First Bancshares, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 15, 2014).

4.7	Form of Award Agreement for Stock Options (incorporated by reference to Exhibit 4.6 of the Company’s Form S-8 filed on August 8, 2010).

4.8	Form of Award Agreement for Restricted Stock (incorporated by reference to Exhibit 4.7 of the Company’s Form S-8 filed on August 8, 2010).

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on the signature pages of this Registration Statement).